SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)

Telephone: (317) 577-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On July 6, 2006, we completed the acquisition of three neighborhood shopping centers which are summarized as follows:

Seller	Property Name	Location	Gross Leasable Area (sq. ft.)	Acquisition Cost (Millions)	Acquisition Indebtedness (Millions)

Diag Investment III, Ltd.	Pine Ridge Shopping Center	Naples, Florida	105,515	$22.6	$22.6
Riverchase and Courthouse Shadows Properties, Ltd.	Riverchase Shopping Center	Naples, Florida	78,340	$15.5	$15.5
Riverchase and Courthouse Shadows Properties, Ltd.	Courthouse Shadows Shopping Center	Naples, Florida	134,667	$19.8	$19.8
Total			318,522	$57.9	$57.9

          To finance the purchase price for these properties, we incurred approximately $57.9 million of new variable rate indebtedness at current interest rates ranging from LIBOR +1.50% to LIBOR + 3.00%.  Our total monthly debt service for this borrowing is approximately $360,000.  All such outstanding indebtedness, including accrued and unpaid interest is accelerated if the Company defaults on the timely payment of principal and interest or if another event of default occurs under any of the related loan documents.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: July 12, 2006	By:	/s/ Daniel R. Sink

Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer